As filed with the Securities and Exchange Commission on September 2, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NEOS ETF Trust

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NEOS ETF Trust

Special Meeting of Shareholders – Email Templates

Initial Email:

Subject: Your NEOS shareholder vote is important

Shareholders in NEOS Funds, Your Vote Matter.

CLICK HERE TO VOTE

NEOS has entered into an agreement to join Goldman Sachs Asset Management, and we’re excited about this next chapter, which is why we need your vote.

●	Support continuity for your investment in NEOS ETFs

●	Ensure the funds are managed by the same team

●	Enable future innovation with the support and resources of Goldman Sachs Asset Management

The Board recommends that NEOS ETF shareholders vote FOR each proposal. Please take a moment to review your proxy materials and vote today.

CLICK HERE TO VOTE

Your shareholder information is pre-populated for your convenience.

Questions about voting? Contact Alliance Advisors at 1-866-206-8173 or NEOS@allianceadvisors.com

We look forward to you being a part of NEOS’ next chapter, partnered with Goldman Sachs Asset Management.

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NEOS ETF Trust

Special Meeting of Shareholders – Email Templates

Follow up from initial Email:

Subject: Reminder: Your NEOS shareholder vote is needed

Shareholders in NEOS Funds, Your Vote Matter.

CLICK HERE TO VOTE

We’re following-up to remind you that your vote is needed to help support continuity for your investment in NEOS ETFs. The Board recommends that NEOS ETF shareholders vote FOR each proposal.

●	Help ensure the ETFs continue to be managed by the same team

●	Supporting future innovation with the resources and capabilities of Goldman Sachs Asset Management.

If you have not yet voted, please vote today – it is quick and easy.

CLICK HERE TO VOTE

Your shareholder information is pre-populated for your convenience.

Questions about voting? Contact Alliance Advisors at 1-866-206-8173 or

NEOS@allianceadvisors.com

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NEOS ETF Trust

Special Meeting of Shareholders – Email Templates

Beginning of Campaign Email:

Subject: Action Required! – Your NEOS ETF Trust Vote.

Dear Valued Shareholder,

The Special Meeting of Shareholders for NEOS ETF Trust is quickly approaching. Our latest records show that your vote has not been received.

The Board of Trustees of your ETF unanimously recommends that all shareholders vote “FOR” all proposals.

Voting is easy!

Simply use one of the following methods to promptly provide your voting instructions:

1.	Vote with Automated Support – Our automated support is available 24 hours a day and can assist you with your voting needs by calling 1-866-206-8173.
2.	Vote with a Live Proxy Specialist – You may cast your vote with a Live Proxy Specialist by calling toll free at 1-866-206-8173 between the hours of 9:00am -11:00pm ET, Monday through Friday and 10:00am – 6:00pm ET Saturday and Sunday.
3.	Vote Online – You can click the link below and follow the online instructions.

CLICK HERE TO VOTE

Detailed information on the meeting and the proposals can be found by visiting NEOS ETF Trust, SEC Filings.

Please Vote Today!

We urge you to vote before November 3, 2026.

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